UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 18, 2007

______________________________

ALDABRA 2 ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

                   Delaware                  001-33541                    20-8356960
             (State or other jurisdiction                  (Commission              (IRS Employer
                 of incorporation)                       File Number)                Identification No.)

c/o Terrapin Partners LLC
540 Madison Avenue, 17th Floor
New York, New York  10022
(Address of principal executive offices)

212-710-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On October 18, 2007,  Aldabra 2 Acquisition Corp. (the “Company”) entered into an amendment (the “Amendment”) to the Purchase and Sale Agreement (the “Purchase Agreement”), dated September 7, 2007, by and among Boise Cascade, L.L.C. (“Boise Cascade”), Boise Paper Holdings, L.L.C., Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp. (together with Boise Cascade, Boise White Paper, L.L.C. and Boise Packaging & Newsprint, L.L.C., the “Paper Group”), the Company and Aldabra Sub LLC (“Aldabra Sub”), that provides for the Company to acquire, through Aldabra Sub, all of the equity interests of Boise Paper Holdings, L.L.C., which will, at such time, be the holder of all of the equity interests of Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp. and other assets relating to the paper, packaging and newsprint, and related transportation businesses of Boise Cascade (the “Acquisition”).

Pursuant to the Amendment, the parties agreed, among other things, (i) to reduce the minimum cash amount required to be paid by the Company to Boise Cascade at the closing of the Acquisition as a condition to Boise Cascade’s obligation to consummate the Acquisition and (ii) to clarify the debt financing fees for which Boise Cascade would be responsible.

The foregoing is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

In connection with the proposed Acquisition, on October 18, 2007, Aldabra Sub entered into a commitment letter (the “Debt Commitment Letter”) pursuant to which Goldman Sachs Credit Partners L.P. (“GSCP”) committed to provide, subject to customary conditions:  (i) a six-year amortizing $250.0 million senior secured Tranche A term loan; (ii) a seven-year amortizing $475.0 million senior secured Tranche B term loan; (iii) a six-year non-amortizing $250.0 million senior secured revolving credit facility (together with the Tranche A and Tranche B term facilities, the “first lien facilities”); and (iv) an eight-year non-amortizing $200.0 million second lien term loan facility (the “second lien facility”), which amount may be increased to up to $260.7 million, as needed, to fund, in part, the cash portion of the Acquisition purchase price.  The size of this second lien facility will depend on the percentage of holders of the Company’s common stock issued in its initial public offering electing to exercise conversion rights in connection with the proposed Acquisition, if any.  GSCP is acting as the lead arranger, bookrunner and syndication agent for both the first lien and the second lien facilities, and as the sole administrative agent with respect to the first lien facilities; the administrative agent for the second lien facility will be determined at a later date.

GSCP’s commitments under the Debt Commitment Letter will terminate upon the first to occur of (i) the consummation of the Acquisition, (ii) the termination of, or the date on which Aldabra Sub notifies GSCP of the abandonment of, the Purchase Agreement, (iii) a material breach by Aldabra Sub under the Debt Commitment Letter  that is capable of being cured and that has not been cured within 10 days following (x) notice of such breach given by the arranger to Aldabra Sub or (y) knowledge of such breach by the Company, and (iv) February 28, 2008, unless the closing of the first lien and second lien facilities has occurred on or before such date.

On October 19, 2007, the Company issued a press release, a copy of which is furnished as Exhibit 99.1, in connection with the Amendment and the Debt Commitment Letter.

Item 9.01    Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

2.1
Amendment No. 1 to Purchase and Sale Agreement, dated October 18, 2007, by and among Boise Cascade, L.L.C., Boise Paper Holdings, L.L.C., Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp., Aldabra 2 Acquisition Corp. and Aldabra Sub LLC

99.1	Press Release of Aldabra 2 Acquisition Corp., dated October 19, 2007

Where to Find Additional Information

The Company plans to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed transaction.  Investors are urged to carefully read the proxy statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the transaction.  Copies of the proxy statement and other documents filed by the Company will be available at the Web site maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction.  Information regarding the Company’s directors and executive officers is available in the Company’s Registration Statement on Form S-1 (Registration Nos. 333-141398 and 333-143890), which was filed with the SEC on March 19, 2007, and subsequent amendments thereto, which were filed with the SEC on May 21, 2007 and June 13, 2007.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC in connection with the proposed transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            ALDABRA 2 ACQUISITION CORP.

            By: /s/ Jason Weiss
               Name: Jason Weiss
               Title:   Chief Executive Officer

Date:  October 24, 2007

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